EXHIBIT 9.1



                  ADMINISTRATION AND FUND ACCOUNTING AGREEMENT
                  --------------------------------------------

   THIS AGREEMENT is made as of this 29th day of October, 1996, by and between The Purisima Funds, a Delaware business trust, (the "Trust"), and Sunstone Financial Group, Inc., a Wisconsin corporation (the "Administrator").


   WHEREAS, the Trust is an open-end investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), and is authorized to issue shares of beneficial ownership (the "Shares") in separate series with each such series representing interests in a separate portfolio of securities and other assets; and

   WHEREAS, the Trust and the Administrator desire to enter into an agreement pursuant to which the Administrator shall provide administration and fund accounting services to such investment portfolios of the Trust as are listed on Schedule A hereto and any additional investment portfolios the Trust and Administrator may agree upon and include on Schedule A as such Schedule may be amended from time to time (such investment portfolios and any additional investment portfolios are individually referred to as a "Fund" and collectively the "Funds").

   NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1. APPOINTMENT

   The Trust hereby appoints the Administrator as administrator and fund accountant of the Funds for the period and on the terms set forth in this Agreement. The Administrator accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

2. SERVICES AS ADMINISTRATOR

   (a) Subject to the direction and control of the Trust's Board of Trustees and utilizing information provided by the Trust and its agents, the Administrator will, in a timely manner: (1) provide office space, facilities, equipment and personnel to carry out its services hereunder; (2) compile data for and prepare with respect to the Funds timely notices to the Securities and Exchange Commission (the "Commission") required pursuant to Rule 24f-2 under the 1940 Act and Semi-Annual Reports on Form N-SAR; (3) assist in the preparation for execution by the Trust and file all federal income and excise tax returns and state income tax returns (and such other required tax filings as may be agreed to by the parties) other than those required to be made by the Trust's custodian or transfer agent, subject to review and approval of the Trust and the Trust's independent accountants; (4) prepare the financial statements for the Annual and Semi-Annual Reports required pursuant to Section 30(d) under the 1940 Act; (5) assist the Trust's legal counsel in the preparation of the Registration Statement for the Trust (on Form N-1A or any replacement therefor) and any amendments thereto; (6) determine and periodically monitor the Funds' income and expense accruals and cause all appropriate expenses to be paid from Trust assets on proper authorization from the Trust; (7) calculate daily net asset values and income factors of the Funds, (8) maintain all general ledger accounts and related subledgers; (9) perform security valuations; (10) assist in the acquisition of the Trust's fidelity bond required by the 1940 Act, monitor the amount of the bond and make the necessary Commission filings related thereto;
(11) from time to time as the Administrator deems appropriate, check the Funds' compliance with the policies and limitations of the Funds relating to the portfolio investments as set forth in the Prospectus and Statement of Additional Information and monitor each Fund's status as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (but these functions shall not relieve the Trust's investment adviser and sub-advisers, if any, of their primary day-to-day responsibility for assuring such compliance);
(12) maintain, and/or coordinate with the other service providers the maintenance of, the accounts, books and other documents required pursuant to Rule 31a-1(a) and (b) under the 1940 Act; (13) prepare and/or file all documents required to be filed with states to register and maintain the registration of the Shares in the states and in the amounts identified by the Trust; (14) develop with legal counsel and secretary of the Trust an agenda and related materials and resolutions for each board and committee meeting and, if requested by the Trustees, attend board meetings and prepare minutes; (15) coordinate preparation of other matters required to be reported to the board, including, without limitation, details of Rule 12b-1 payments, codes of ethics compliance and broker commissions; (16) prepare Form 1099s for Trustees and other fund vendors; (17) calculate dividend and capital gains distributions subject to review and approval by the Trust and its independent accountants; (18) periodically oversee the activities of the Fund's transfer agent and custodian; and (19) generally assist in the Trust's administrative operations as mutually agreed to by the parties. The duties of the Administrator shall be confined to those expressly set forth herein, and no implied duties are assumed by or may be asserted against the Administrator hereunder.

   (b) The Trustees of the Trust shall cause the officers, investment adviser, legal counsel, independent accountants and custodian for the Trust to cooperate with the Administrator and to provide the Administrator, upon request, with such information, documents and advice relating to the Funds and the Trust as is within the possession or knowledge of such persons, in order to enable the Administrator to perform its duties hereunder. In connection with its duties hereunder, and not withstanding anything herein to the contrary, the Administrator shall be entitled to rely in good faith, and shall be held harmless by the Trust when acting in reliance, upon the instruction, advice, information or any documents relating to the Trust provided to the Administrator by an "Authorized Person" of the Trust (as defined herein) or by any of the aforementioned persons. Fees charged by such persons shall be an expense of the Trust. The Administrator shall be entitled to rely on any document which it reasonably believes to be genuine and to have been signed or presented by the proper party. "Authorized Persons" of the Trust shall mean those individuals identified as such in writing to the Administrator. The Administrator shall not be held to have notice of any change of authority of any Authorized Person of the Trust until receipt of written notice thereof from the Trust.

   (c) In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Administrator hereby agrees that all records which it maintains for the Trust are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's request. Subject to the terms of
Section 6, the Administrator further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records described in (a) above which are maintained by the Administrator for the Trust.

   (d) It is understood that in determining security valuations, the Administrator employs one or more pricing services to determine valuations of portfolio securities for purposes of calculating net asset values of the Funds. The Administrator shall identify to the Trust and the Board of Trustees any such pricing service utilized on behalf of the Trust. The Administrator is authorized to rely on the prices provided by such service(s) or by the Funds' investment adviser or other authorized representative of the Trust, and shall not be liable for losses to the Trust or its security holders as a result of its reasonable and good faith reliance on the valuations provided by the approved pricing service(s) or the representative.

3. FEES; DELEGATION; EXPENSES

   (a) In consideration of the services rendered pursuant to this Agreement, the Trust will pay the Administrator a fee, computed daily and payable monthly, as provided in Schedule B hereto, plus out-of-pocket expenses. The Trust shall also pay the Administrator for organizational start-up services provided on behalf of the Funds as specified in Schedule B. Out-of-pocket expenses include, but are not limited to, travel, lodging and meals in connection with travel on behalf of the Trust, programming and related expenses (previously incurred or to be incurred by Administrator) in connection with providing electronic transmission of data between the Administrator and the Funds' other service providers, brokers, dealers and depositories, fees of pricing services, and photocopying, postage and overnight delivery expenses. Administrator shall endeavor to provide advance notice to the Trust before incurring any out-of-pocket expense, other than those identified in the preceding sentence, which will exceed $5,000. Fees shall be paid by the Funds at a rate that would aggregate at least the applicable minimum fee for the respective Funds.

   (b) For the purpose of determining fees payable to the Administrator, net asset value shall be computed in accordance with the Trust's Prospectuses and resolutions of the Trust's Board of Trustees. The fee for the period from the day of the month this Agreement is entered into until the end of that month shall be pro-rated according to the proportion which such period bears to the full monthly period. Upon any termination of this Agreement before the end of any month, the fee for such part of a month shall be pro-rated according to the proportion which such period bears to the full monthly period and shall be payable upon the date of termination of this Agreement. Should the Trust be liquidated, merged with or acquired by another fund or investment company, any accrued fees shall be immediately payable. Such fee as is attributable to each Fund shall be a separate charge to each Fund and shall be the several (and not joint or joint and several) obligation of each such Fund.

   (c) The Administrator will bear all expenses in connection with the performance of its services under this Agreement except as otherwise provided herein. Other costs and expenses to be incurred in the operation of the Trust, including, but not limited to: taxes; interest; brokerage fees and commissions, if any; salaries, fees and expenses of officers and Trustees; Commission fees and state Blue Sky fees; advisory fees; charges of custodians, transfer agents, dividend disbursing and accounting services agents; security pricing services; insurance premiums; outside auditing and legal expenses; costs of organization and maintenance of corporate existence; typesetting, printing, proofing and mailing of prospectuses, statements of additional information, supplements, notices and proxy materials for regulatory purposes and for distribution to current shareholders; typesetting, printing, proofing and mailing and other costs of shareholder reports; expenses in connection with the electronic transmission of documents and information including electronic filings with the Commission and the states; expenses incidental to holding meetings of the Trust's shareholders and Trustees; and any extraordinary expenses; will be borne by the Funds or their investment adviser. Expenses incurred for distribution of shares, including the typesetting, printing, proofing and mailing of prospectuses for persons who are not shareholders of the Trust, will be borne by the Trust's investment adviser, except for such expenses permitted to be paid by the Trust under a distribution plan adopted in accordance with applicable laws.

4. PROPRIETARY AND CONFIDENTIAL INFORMATION

   The Administrator agrees on behalf of itself and its employees to treat confidentially and as proprietary information of the Trust all records and other information relative to the Trust and the Funds and prior, present or potential shareholders of the Trust (and clients of said shareholders), and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where the Administrator may be exposed to civil or criminal proceedings for failure to comply, when requested to divulge such information by duly constituted authorities with proper jurisdiction, when subject to governmental or regulatory audit or investigation, or when so requested by the Trust.

5. LIABILITY; INDEMNIFICATION; REPRESENTATIONS AND WARRANTIES

   (a) The Administrator shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust or the Funds in connection with the matters to which this Agreement relates, except for a loss resulting from the Administrator's willful misfeasance, bad faith or gross negligence in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. Furthermore, notwithstanding anything else herein to the contrary, the Administrator shall not be liable for any action taken or omitted to be taken in accordance with instructions received by the Administrator from an Authorized Person or other person identified in Paragraph 2(b).

   (b) The Administrator assumes no responsibility hereunder, and shall not be liable, for any damage, loss of data, errors, delay or any other loss whatsoever caused by events beyond its reasonable control and that are not a result of actions of the Administrator constituting its willful misfeasance, bad faith or negligence. The Administrator will, however, take all reasonable steps to minimize service interruptions for any period that such interruption continues beyond the Administrator's control.

   (c) Each party represents to the other that all necessary proceedings required by their respective charters have been taken to authorize them to enter into and perform this Agreement. The Administrator represents that it is currently in compliance, and will for the duration of this Agreement comply, in all material respects, with all applicable laws and regulations governing its performance of its duties under this Agreement. The Trust represents that it is currently in compliance, and will for the duration of this Agreement comply, in all material respects, with its Registration Statement and with all applicable laws and regulations including those governing its registration and operation as an investment company.

   (d) The Administrator will hold the Trust harmless against any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) which are the result of Sunstone's willful misfeasance, bad faith or negligence in the performance of its duties hereunder or its reckless disregard by it of its obligations and duties under this Agreement.

   (e) The Trust will hold the Administrator harmless against any and all losses, claims damages, liabilities or expenses (including reasonable counsel fees and expenses) not resulting from the Administrators' willful misfeasance, bad faith or negligence in the performance of its duties hereunder or by reckless disregard by it of its obligations and duties under this Agreement, and harmless against any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) resulting from the Administrator's reliance on instructions, advice, information or documents as provided in section 2(b) of this Agreement.

6. TERM

   (a) This Agreement shall become effective with respect to each Fund listed on Schedule A hereof as of the date hereof and, with respect to each Fund not in existence on that date, on the date an amendment to Schedule A to this Agreement relating to that Fund is executed. This Agreement shall continue in effect with respect to each Fund until October 29, 1997 (the "Initial Term"). Thereafter, if not terminated as provided herein, this Agreement shall continue automatically in effect as to each Fund for successive annual periods.


   (b) This Agreement may be terminated with respect to any one or more particular Funds without penalty after the Initial Term (i) upon mutual consent of the parties, or (ii) by either party upon not less than sixty (60) days' written notice to the other party (which notice may be waived by the party entitled to the notice). The terms of this Agreement shall not be waived, altered, modified, amended or supplemented in any manner whatsoever except by a written instrument signed by the Administrator and the Trust.

   (c) Notwithstanding anything herein to the contrary, upon the termination of this Agreement or the liquidation of a Fund or the Trust, the Administrator shall deliver the records of the Fund(s) and/or Trust as the case may be to the Trust or person(s) designated by the Trust and thereafter the Trust or its designee shall be solely responsible for preserving the records for the periods required by all applicable laws, rules and regulations. In addition, in the event of termination of this Agreement, or the proposed liquidation or merger of the Trust or a Fund(s), and the Trust requests the Administrator to provide services in connection therewith, the Administrator shall provide such services and be entitled to such compensation as the parties may mutually agree.

7. NON-EXCLUSIVITY

   The services of the Administrator rendered to the Trust are not deemed to be exclusive. The Administrator may render such services and any other services to others, including other investment companies. The Trust recognizes that from time to time directors, officers and employees of the Administrator may serve as trustees, directors, officers and employees of other entities (including other investment companies), that such other entities may include the name of the Administrator as part of their name and that the Administrator or its affiliates may enter into investment advisory or other agreements with such other entities.

8. GOVERNING LAW; INVALIDITY

   This Agreement shall be governed by and construed in accordance with the laws of the State of Wisconsin. To the extent that the applicable laws of the State of Wisconsin, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control, and nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or order of the Commission thereunder. Any provision of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

9. NOTICE OF DECLARATION OF TRUST

   This Agreement is executed by or on behalf of the Trust with respect to each of the Funds and the obligations hereunder are not binding upon any of the Trustees, officers or shareholders of the Trust individually but are binding only upon the Funds to which such obligations pertain and the assets and property of such Funds. The Trust's Certificate of Trust is on file with the Secretary of State of Delaware.

10. NOTICES

   Any notice required or to be permitted to be given by either party to the other shall be in writing and shall be deemed to have been given when sent by registered or certified mail, postage prepaid, return receipt requested, as follows: Notice to the Administrator shall be sent to Sunstone Financial Group, Inc., 207 East Buffalo Street, Suite 400, Milwaukee, WI, 53202, Attention Miriam
M. Allison, and notice to the Trust shall be sent to The Purisima Funds, 13100 Skyline Boulevard, Woodside, California, 94062, Attention: Clayton P. Fisher.

11. COUNTERPARTS

   This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original agreement but such counterparts shall together constitute but one and the same instrument.

   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer as of the day and year first above written.

                              THE PURISIMA FUNDS
                              (the "Trust")

                              By:  /s/ Miriam Allison
                                 ----------------------------------
                                   President


                              SUNSTONE FINANCIAL GROUP, INC.
                              ("Administrator")

                              By:  /s/ Kenneth Fisher
                                 ----------------------------------
                                   President




                                   SCHEDULE A
                                     TO THE
                  ADMINISTRATION AND FUND ACCOUNTING AGREEMENT
                                 BY AND BETWEEN
                               THE PURISIMA FUNDS
                                      AND
                         SUNSTONE FINANCIAL GROUP, INC.

                                  NAME OF FUND
                                  ------------
                           PURISIMA TOTAL RETURN FUND



                                   SCHEDULE B
                                     TO THE
                  ADMINISTRATION AND FUND ACCOUNTING AGREEMENT
                                 BY AND BETWEEN
                               THE PURISIMA FUNDS
                                      AND
                         SUNSTONE FINANCIAL GROUP, INC.

Intending to be legally bound, the undersigned hereby amend and restate Schedule B to the aforesaid Agreement to include the following fees for the following investment portfolios:
                                                                     MINIMUM
NAME OF FUND                            ANNUAL FEES                 ANNUAL FEE
------------       ----------------------------------------------   ----------
Total Return Fund  Up to $50 Million            22.0 basis points     $75,000
                   $50 Million to $100 Million  15.0 basis points
                   Over $100 Million             7.0 basis points



The minimum annual fee is subject to an automatic annual escalation of 5%. Sunstone will notify the Trust of each such escalation but no amendment of this Schedule B shall be required. The Trust shall pay the Administrator $45,000 for its initial start-up services for the Fund. The Trust shall also pay/reimburse the Administrator's out-of-pocket expenses as described in the Agreement. The foregoing fee schedule assumes a single Fund and a single class of shares.